UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________

FORM 8-K
_____________________

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 4, 2019
______________________

HOLOGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
 ______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events
In May 2019, Stephen P. MacMillan, the Chairman, President and Chief Executive Officer of Hologic, Inc. (the “Company”) entered into a stock trading plan (the “Plan”) in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies with respect to insider trading and stock ownership. The Plan covers an option to purchase 223,996 shares and an option to purchase 639,988 shares, both of which were granted to Mr. MacMillan when he joined the Company in December 2013. These options are scheduled to expire next year on December 6, 2020.

Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. In accordance with Rule 10b5-1, Mr. McMillan will have no discretion over the transactions effected under the Plan.

Pursuant to the Plan, Mr. MacMillan will exercise these expiring options to purchase shares on specified dates in each of the next four quarters, subject to the satisfaction of certain conditions contained in the Plan. A portion of the shares he purchases through the exercises will be sold, and a portion of the shares will be retained. As a result of exercising the options and retaining a portion of the shares purchased, Mr. MacMillan will add to the significant ownership position he already has in Hologic, which includes shares he purchased in the open market in 2014.

Mr. MacMillan has not sold any shares of Hologic since joining the Company. Including outstanding shares and vested but deferred restricted stock units, he currently owns over 1.4 million shares, which would make him one of the Company’s 25 largest shareholders.

Any transactions under the Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due. Except as may be required by law, Hologic does not undertake to report modifications or terminations of the Plan or entry into any stock trading plans by other officers or directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2019	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin General Counsel